Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

To the Board of Directors
Air Industries Group, Inc. (formerly Gales Industries Incorporated)

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 (Registration No. 333-140045) of our report dated April 14, 2008 on the consolidated financial statements of Air Industries Group, Inc. (formerly Gales Industries Incorporated) and Subsidiaries as of December 31, 2007 and for the year then ended which are incorporated by reference into such Prospectus.

/s/ McGladrey & Pullen, LLP
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McGladrey & Pullen, LLP
New York, New York

April 17, 2008